Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

CVS/CAREMARK CORPORATION

Pursuant to its Offer to Purchase

Dated March 28, 2007

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 24, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

THE BANK OF NEW YORK

By Registered, Certified Mail or First Class Mail:	By Overnight Courier:	By Hand:
The Bank of New York	The Bank of New York	The Bank of New York
Reorganization Services	Reorganization Services	Reorganization Services
P.O. Box 859208	161 Bay State Drive	101 Barclay Street, 1-E
Braintree, MA 02185-9208	Braintree, MA 02184	Receive and Deliver Window New York, NY 10286

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

THIS LETTER OF TRANSMITTAL MAY NOT BE USED TO TENDER SHARES HELD IN THE 401(K) PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN OF CVS/CAREMARK CORPORATION AND AFFILIATED COMPANIES, THE CARESAVE 401(K) RETIREMENT SAVINGS PLAN, THE CVS/CAREMARK CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN OR THE CARESTOCK EMPLOYEE STOCK PURCHASE PLAN. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORMS” SENT TO PARTICIPANTS IN THOSE PLANS.

You should use this Letter of Transmittal if you are tendering physical certificates, uncertificated shares held in the Company’s Direct Registration System (“DRS”), uncertificated shares held in your account under CVS/Caremark’s dividend reinvestment and direct purchase/sale plan, BuyDIRECT, or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Description of Shares Tendered
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s) or, if applicable, INDICATE “DRS” or “BuyDIRECT”*	Total Number of Shares Represented by Certificate(s)/ DRS/BuyDIRECT*	Number of Shares Tendered **

Total Shares

*      If tendered shares are held in the CVS/Caremark Direct Registration System, indicate by writing “DRS”. If the tendered shares are held in the CVS/Caremark BuyDIRECT, indicate by writing “BuyDIRECT”.

**    Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call The Bank of New York, as Transfer Agent at (800) 507-9357 (toll free), regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 13.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution

Account No.

Transaction Code No.

NOTE:    SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ODD LOTS

(See Instruction 5)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 14)

A tendering stockholder may condition his or her tender of shares upon CVS/Caremark purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by CVS/Caremark pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, CVS/Caremark may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue    ☐  Checkto:

            ☐  Share certificate(s) to:

Name(s)

(Please Print)

Address

(Zip Code)

(Taxpayer Identification No.)

☐        Credit shares delivered by book-entry transfer or Direct Registration System and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Deliver    ☐  Check to:

                ☐  Share certificate(s) to:

Name

(Please Print)

Address

(Zip Code)

SIGN HERE

(Please Complete and Return the Attached Substitute Form W-9 below)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                                     , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Guarantee of Signature(s), if required

(See Instructions 1 and 7)

Name:

Title:

Name of Firm:

Authorized Signature:

Address

(Zip Code)

Area Code and Telephone Number:

Dated:                                     , 2007

PAYER’S NAME: THE BANK OF NEW YORK
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number(s)
	PART 2 — EXEMPT FROM BACKUP WITHHOLDING	PART 3—awaiting TIN ☐

PART 4—Certification—Under penalties of perjury, I certify that:

(1)   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

(2)   I am not subject to backup withholding because (A) I am exempt from backup withholding, (B) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding;

(3)   I am a U.S. person (including a U.S. resident alien); and

(4)   Any information provided in this form is true, correct and complete.

CERTIFICATION INSTRUCTIONS—You must cross out item (2) in Part 4 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

	SIGNATURE: NAME: ADDRESS: CITY: STATE:	DATE: ZIP CODE:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if, notwithstanding the information I provided on Part 4 of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28 percent of all payments made to me pursuant to this Offer to Purchase shall be retained until I provide a Tax Identification Number to the Payer and that if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature:                                                                                                                                                                 Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT A RATE OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

Ladies and Gentlemen:

The undersigned hereby tenders to CVS/Caremark Corporation., a Delaware corporation (“CVS/Caremark” or the “Company”), the above-described shares of common stock, $0.01 par value per share, pursuant to CVS/Caremark’s offer to purchase up to 150,000,000 shares at a price of $35.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 28, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the tender offer). CVS/Caremark also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of CVS/Caremark all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of CVS/Caremark;

(2) present such shares for transfer and cancellation on the books of CVS/Caremark; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the Offer to Purchase, the Company will pay $35.00 per share for shares validly tendered and not withdrawn pursuant to the Offer to Purchase, taking into account the number of shares so tendered.

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by CVS/Caremark, CVS/Caremark will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or CVS/Caremark to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and CVS/Caremark upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will CVS/Caremark pay interest on the purchase price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, CVS/Caremark may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares tendered by the Direct Registration System or held in CVS/Caremark’s dividend reinvestment and direct purchase/sale plan, BuyDIRECT, by credit to the Direct Registration System or BuyDIRECT account designated above). Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that CVS/Caremark has no obligation, pursuant to the “Special Payment Instructions”, to transfer any shares from the name of the registered holder(s) thereof, if CVS/Caremark does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

IF YOU PARTICIPATE IN THE 401(K) PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN OF CVS/CAREMARK CORPORATION AND AFFILIATED COMPANIES, THE CARESAVE 401(K) RETIREMENT SAVINGS PLAN, THE CVS/CAREMARK CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN OR THE CARESTOCK EMPLOYEE STOCK PURCHASE PLAN, YOU MUST NOT USE THIS LETTER OF TRANSMITTAL TO DIRECT THE TENDER OF THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORMS” SENT TO PARTICIPANTS IN THOSE PLANS. IF YOU PARTICIPATE IN THE 401(K) PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN OF CVS/CAREMARK CORPORATION AND AFFILIATED COMPANIES, THE CARESAVE 401(K) RETIREMENT SAVINGS PLAN, THE CVS/CAREMARK CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN OR THE CARESTOCK EMPLOYEE STOCK PURCHASE PLAN YOU SHOULD READ THE SEPARATE “TENDER INSTRUCTION FORMS” AND RELATED MATERIALS CAREFULLY.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.

2. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal, causing the shares to be delivered by book-entry transfer or tendering shares by the Direct Registration System, tendering shares held in CVS/Caremark’s dividend reinvestment and direct purchase/sale plan, BuyDIRECT, pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and CVS/Caremark may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by CVS/Caremark must be received by the Depositary by the Expiration Date, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, CVS/Caremark will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders (Not applicable to stockholders who tender by book-entry transfer or shares in the Company’s Direct Registration System or BuyDIRECT). If you wish to tender (offer to sell) fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Odd Lots. As described in Section 1 of the Offer to Purchase, if CVS/Caremark purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots”.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c) Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

7. Stock Transfer Taxes. Except as provided in this Instruction 7, CVS/Caremark will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed.

9. U.S. Federal Income Tax Withholding. Under current U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder (and in the case of certain entities, the direct or indirect owner of such entity) must provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the Substitute Form W-9 set forth above.

In general, for an individual, the TIN is the social security number of such individual. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding at the applicable rate, currently 28%. Such payments generally will be subject to information reporting even if the Depositary is provided with a TIN. Certain stockholders (including, among others, all corporations and certain foreign stockholders) are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on Substitute Form W-9. In order to satisfy the Depositary that a foreign stockholder qualifies as an exempt recipient, such stockholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that stockholder’s exempt status. Such statements can be obtained from the Depositary or from the website of the U.S. Internal Revenue Service at www.irs.gov/forms.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained, provided that the information is provided to the IRS in a timely manner.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Unless CVS/Caremark determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, CVS/Caremark will be required to withhold U.S. federal income tax at a rate of 30% from such gross proceeds paid to a foreign stockholder or his agent. For this purpose, a foreign stockholder is any stockholder that, for U.S. federal income tax purposes, is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (A) is subject to primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A foreign stockholder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the “complete redemption”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in the Offer to Purchase under the caption “The Tender Offer 13. Certain U.S. Federal Income Tax Consequences” or if such stockholder is entitled to a reduced rate of withholding pursuant to a treaty and CVS/Caremark withheld at a higher rate.

In order to obtain a reduced rate of withholding under a tax treaty, a foreign stockholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Such statement can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the Depositary a properly executed statement claiming exemption. Such statement can be obtained from the Depositary. Foreign stockholders are urged to consult their own tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

10. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by CVS/Caremark in its sole discretion, which determinations shall be final and binding on all parties. CVS/Caremark reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of CVS/Caremark’s counsel, be unlawful. CVS/Caremark also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and CVS/Caremark’s interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as CVS/Caremark shall determine. None of CVS/Caremark, the Dealer Managers, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below.

12. BuyDIRECT; Direct Registration System. You may tender shares that you hold through the Company’s Direct Registration System or that you hold in CVS/Caremark’s dividend reinvestment and direct purchase/sale plan, BuyDIRECT, by indicating the appropriate space in the box captioned “Description of Shares Tendered” on the cover page of this Letter of Transmittal and indicating the number of Direct Registration System or BuyDIRECT shares tendered. See Section 3 of the Offer to Purchase.

13. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call The Bank of New York, as Transfer Agent, at (800) 507-9357 (toll free) regarding the requirements for replacement at the address set forth on the cover page of this Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

14. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether CVS/Caremark accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, CVS/Caremark may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, CVS/Caremark will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each stockholder is urged to consult his or her own tax advisor.

This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 Midnight, New York City time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Information Agent for the Tender Offer is:

Morrow & Co., Inc.

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms Please Call: (203) 658-9400

All Others Call Toll Free: (800) 245-1502

The Dealer Managers for the Tender Offer are:

Lehman Brothers Inc.	Morgan Stanley
745 Seventh Avenue	1585 Broadway
2nd Floor	New York, New York 10036
New York, New York 10019	Toll-free: (866) 818-4954
Toll-free: (888) 610-5877
Attention: Corporate Services Desk

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of -

1.	An individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of -

6.	Sole proprietorship or single-owner LLC	The owner(3)

7.	Corporate or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC	The partnership

10.	A valid trust, estate or pension trust	The legal entity(4)

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

Other payee that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A real estate investment trust.

•	A middleman known in the investment community as a nominee or custodian.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	A trust exempt from tax under section 664 or described in section 4947.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.